UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2014

CARDINAL ETHANOL, LLC
(Exact name of small business issuer as specified in its charter)

Indiana	000-53036	20-2327916
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1554 N. County Road 600 E, Union City, IN	47390
(Address of principal executive offices)	(Zip Code)

(765)-964-3137
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 27, 2014, Cardinal Ethanol, LLC ("Cardinal") and its primary lender, First National Bank of Omaha ("Lender"), entered into a Second Amendment of First Amended and Restated Construction Loan Agreement (the "Amendment") that amends the First Amended and Restated Construction Loan Agreement dated June 10, 2013. In connection with the Amendment, Cardinal also executed a First Amended and Restated Declining Revolving Credit Note dated February 27, 2014 that replaces the Declining Revolving Credit Note dated June 10, 2013.

The Amendment reduces the maximum availability of the Declining Revolving Credit Loan from approximately $26,000,000 to $5,000,000. In addition, the Company will now be required to make monthly interest payments on the Declining Revolving Credit Loan rather than the quarterly principal and interest payments previously required. The Amendment also deleted the requirements that Cardinal make excess cash flow payments and maintain a certain Fixed Charge Coverage ratio, increased the maximum annual capital expenditures from $4,000,000 to $5,000,000 and removed the restrictions on redemptions of units and distributions to members. Finally, the Amendment extended the termination date of the Revolving Credit Loan from June 11, 2014 to February 28, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL ETHANOL, LLC

Date: February 28, 2014	/s/ William Dartt
William Dartt, Chief Financial Officer and Treasurer
(Principal Financial Officer)